Exhibit 99.1

Biostage Closes $4.2 Million Private Placement

– Investors strongly back technology, advancement to the clinic in U.S. Market–

–Company plans to establish a presence in China to address the largest incidence of esophageal cancer worldwide–

– Connecticut Children’s Medical Center invests, supporting its translational collaboration addressing pediatric esophageal atresia, a congenital defect–

Holliston, MA, January 3, 2018 – Biostage, Inc. (OTCQB: BSTG/BSTGD), ("Biostage" or the "Company"), a biotechnology company developing bioengineered organ implants to treat cancers and other life-threatening conditions of the esophagus, bronchus and trachea, today announced the funding and closing of a private placement (the “Private Placement”) with a group of investors from China (the “Investors”) for aggregate gross proceeds of approximately $4.1 million. Connecticut Children’s Medical Center (“Connecticut Children’s”) also participated in the transaction, by purchasing additional securities.

Jim McGorry, CEO of Biostage stated, “We are pleased to have closed this private placement. This timely capital infusion has returned the company to a position of solvency and will advance our pediatric and adult esophageal product candidates. Our new investors see the merit and value of our technology and performed extensive due diligence, including discussions with our key product co-development collaborators, prior to making this investment. The Company’s operations going forward will be of a more efficient size and structure, which we expect will allow us to move at a fast pace while reducing our cash burn rate.”

Bin Zhao, principal of DST Capital LLC, the lead investor, commented, “We are excited to invest in Biostage at this critical time. We invested for three fundamental reasons. First, based on our due diligence we have great confidence in the company’s technology, the management team and key strategic collaborations; second, we see the medical value and economic benefits of bringing the Company’s technology to suffering patients, especially children; and third, in addition to the US market we believe that making this technology available in Asian markets, especially China, will greatly expand the number of patients who can be helped.”

Mr. McGorry added, “We are also very pleased that Connecticut Children’s Medical Center has agreed to invest in Biostage. This is a tremendous endorsement of our co-development work on pediatric esophageal atresia with Dr. Christine Finck and her team at Connecticut Children’s.

Christine Finck, M.D., Surgeon in Chief of Connecticut Children’s Medical Center, commented, “Our hospital is committed to translating this novel technology to the clinic to address esophageal atresia in children, and our investment reflects that commitment. There is a tremendous unmet medical need for kids suffering with pediatric esophageal atresia in Connecticut and across the world. The research happening at Connecticut using this technology shows promise of one day dramatically improving their care and condition.”

Pursuant to a previously-disclosed Memorandum of Understanding (the “MOU”), the Company entered into a Securities Purchase Agreement effective as of December 27, 2017 (the “Purchase Agreement”) with the Investors, and closed the Private Placement simultaneously with the effectiveness of the Purchase Agreement. In accordance with the MOU and the Purchase Agreement, the Company issued to the Investors an aggregate of (i) 518,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with each common share plus warrants to purchase 1.5 shares of common stock to comprise a Common Unit, and (ii) 3,108 shares of Series D Convertible Preferred Stock, each convertible into 500 shares of common stock (the “Series D Preferred Stock”), with each share of Series D Preferred Stock plus warrants to purchase 750 shares of common stock to comprise a Preferred Unit. Each Common Unit was purchased for $2.00 per unit and each Preferred Unit was purchased for $1,000 per unit.

The Warrants have an exercise price of $2.00 per share, are immediately exercisable and have a five-year term.

The Series D Preferred Stock ranks on parity to the Common Stock, and is entitled to vote on any matters to which shares of the Common Stock are entitled to vote, on an as-if-converted basis, and has no preferential rights to the Common Stock. The Series D Preferred Stock includes a conversion limitation that limits the Investors and their affiliates to owning, collectively, no more than 49.99% of the Common Stock.

In connection with the Private Placement, the Investors now have a majority of the Company’s voting rights and in accordance with the Purchase Agreement have been granted board representation and nomination rights, such that the director nominees of the Investors shall constitute a majority of the Company’s board of directors, but no more than is necessary to constitute such a majority.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to schedule a business update investor teleconference to occur later this month.

About Biostage

Biostage is a biotechnology company developing bioengineered organ implants based on the Company's Cellframe™ technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create Cellspan organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to development expectations and regulatory approval of any of the Company’s products, including those utilizing its Cellframe technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company’s products, including those utilizing its Cellframe technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, whether the reverse stock split will be beneficial to the Company and its stockholders, the Company’s ability to obtain the funding necessary for ongoing operations, the Company’s ability to obtain and maintain regulatory approval for its products and the Company’s ability to complete the private placement with CCMC on a timely basis or at all; plus other factors described under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contacts:

Tom McNaughton

Chief Financial Officer

774-233-7321

tmcnaughton@biostage.com